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                                                                    EXHIBIT 24.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made part of this Registration Statement.

                                          /s/ J. Rick Maloy

                                          J. RICK MALOY, C.P.A.

Orlando, Florida
June 03, 1998